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BNY/Ivy Multi-Strategy Hedge Fund LLC

                                   EXHIBIT D

                        NOTICE OF WITHDRAWAL OF TENDER

                            Regarding Interests in

                     BNY/IVY MULTI-STRATEGY HEDGE FUND LLC

         Tendered Pursuant to the Offer to Purchase Dated May 2, 2005

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT , AND THIS NOTICE
      OF WITHDRAWAL MUST BE RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, MAY 27, 2005 UNLESS THE OFFER IS EXTENDED.

         Complete This Notice of Withdrawal And Return Or Deliver To:

                             The Bank of New York
                            101 Barclay Street, 20W
                              New York, NY 10286

                          Attn: Global Fund Services

                          For additional information:

                             Phone: (877) 470-9122

                            Fax:    (212) 815-5515

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BNY/Ivy Multi-Strategy Hedge Fund LLC


Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company"), or the tender of a portion of such interest, for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated
______________.

This tender was in the amount of:

[_]     Entire limited liability company interest.

[_] Portion of limited liability company interest expressed as a specific dollar value

                               $________________

[_] Portion of limited liability company interest in excess of the Required Minimum Balance.

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Company (or portion of the interest) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.


                                      D-2

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BNY/Ivy Multi-Strategy Hedge Fund LLC


Signature(s).

-------------------------------------------------------------------------------------------
  For Individual Investors and Joint          For Other Investors:
  Tenants:

  Signature
   (Signature of Owner(s) Exactly as Appeared
  on Subscription Agreement)                  Print Name of Investor
  Print Name of Investor                      Signature
                                              (Signature of Owner(s) Exactly as Appeared on
                                              Subscription Agreement)
  Joint Tenant Signature if necessary         Print Name of Signatory and Title
   (Signature of Owner(s) Exactly as Appeared
  on Subscription Agreement)
  Print Name of Joint Tenant                  Co-signatory if necessary
                                              (Signature of Owner(s) Exactly as Appeared on
                                              Subscription Agreement)
                                              Print Name and Title of Co-signatory
-------------------------------------------------------------------------------------------

Date:  __________________

                                      D-3